This Agreement is effective May 5, 1995 ("Effective Date") by and between

      Parlex Corporation
      a Massachusetts corporation
      145 Milk Street
      Methuen, MA 01844  U.S.A. (hereinafter "Parlex")

and

      AlliedSignal Laminate Systems, Inc.
      a Delaware corporation
      230 North Front Street
      P.O. Box 1448
      La Crosse, WI 54602-1448 (hereinafter "ASLS")

      WHEREAS Parlex has issued and pending United States and foreign patents, as identified in Schedule A hereto, and may apply for future patents relating to multi-layer circuit board construction and fabrication using double coated copper foil (hereinafter Licensed Patents).

      WHEREAS ASLS desires to acquire certain license rights, as hereinafter set forth, under the Licensed Patents, and Parlex is willing to grant such rights on the terms set forth herein.

      NOW THEREFORE in consideration of the premises and the mutual obligations of the parties, the parties agree as follows:

1.0  DEFINITIONS

      1.1  Unless otherwise specifically defined, ASLS shall mean
AlliedSignal Laminate Systems, Inc., its subsidiaries and affiliates, including any partnership, corporation, trust, unincorporated association, or other entity or association, which, directly or indirectly, is controlled by AlliedSignal Laminate Systems, Inc. For purposes of the preceding sentence, "control" shall mean the power to vote 50% or more of the voting share, general partnership interests, or other voting interests of AlliedSignal Laminate Systems, Inc.

      1.2 Permitted Products shall mean flat, multi-layer printed circuit boards which are note designed nor intended to be more than 15'. Bending in excess of 15' for installation only shall be permitted. Flat products using aluminum base plates for automotive applications are Excluded Products.

      1.3 Excluded Products shall mean multi-layer printed circuit boards which are designed or intended to be folded or bent more than 15'.

      1.4 Cap Material shall mean a copper layer having a C stage adhesive coating thereon over which a B stage adhesive coating is provided.

      1.5 Net Sales shall mean the gross receipts of ASLS from the sale of the Cap Material for use in Permitted Products, less those of the following actually incurred by ASLS as an element of such sales: prepaid transportation, insurance, custom duties, allowances for actual returned or rejected products, sales, use and turnover taxes, and customary trade, quantity and cash discounts.

2.0  LICENSE GRANT

      2.1  Parlex hereby grants to ASLS, upon the terms as set forth herein,
* license to manufacture, use and sell Cap Material for the fabrication of Permitted Products. This license is granted under the License Patents, including without limitation improvements and any future patents relating to Licensed Patents that may be necessary for the manufacture, use and/or sale of Cap Material for the fabrication of
Permitted Products.  This   *       license shall be subject to the rights
previously granted to Samsung by Parlex and any Parlex customer-dictated requirements for another supplier of Cap Material.

_______________________
<F*> Confidential information has been omitted and filed separately with the
     Commission.

      2.2 ASLS shall sell the Cap Material for fabrication of Permitted Products with the following label license notice which shall be conspicuously provided on product packaging and literature in a manner reasonably acceptable to the parties.

                  "This Cap Material is licensed by Parlex Corporation only
            for use in fabricating flat multi-layer printed circuit boards which are not designed nor intended to be bent more than 15' but excluding flat products using aluminum base plates for automotive applications. Bending in excess of 15' for installation only shall be permitted. Purchaser should contact Parlex Corporation if printed circuit boards are to be fabricated with this Cap Material which would be bent more than 15' or for flat products using aluminum base plates for automotive applications."

      2.3 In the event that ASLS expends its flexible products business through acquisition or other means, Parlex shall in good faith negotiate with ASLS for license rights under the Licensed Patents for such business.

3.0  PURCHASE OF CAP MATERIAL

      3.1 Parlex shall purchase all of its requirements for Cap Material from ASLS under the terms and conditions of Schedule B hereto which may be revised from time to time by agreement of the parties.

      3.2 Parlex shall use its best efforts to promote ASLS as a supplier of Cap Material for all products and applications. Parlex shall use ASLS tradenames and trademarks for Cap Material in all Parlex publications, sales and promotional materials, marketing literature, and press releases.

      3.3 In the event that Samsung or another licensee of Parlex requires a second source or alternative supplier of Cap Material for other than Permitted Products, Parlex shall have the right to license such supplier
                *.

      3.4 In the event that a sublicensee of ASLS requires a second source or alternative supplier of Cap Material for other than Excluded Products, ASLS shall have the right to license such supplier at a royalty of at least
                *.

      3.5 In the event that a Parlex customer requires a supplier of Cap Material other than ASLS, Parlex shall have the right to license such
supplier                *.

      3.6 In the event a licensee, sublicensee, or customer of either party shall require a second source or alternative supplier of Cap material other than ASLS, and an alternate supplier of Cap Material is license by either party under this Agreement, that alternate supplier of Cap Material is licensed by either party under this Agreement, that alternate supplier shall supply Cap Material to customers licensed by Parlex but shall not supply Cap Material to others nor license others to supply Cap Materials.

_______________________
<F*> Confidential information has been omitted and filed separately with the
     Commission.

4.0  PAYMENT AND REPORTS

      4.1  ASLS shall pay to Parlex a royalty of    *       of the Net Sales
of Cap Material sold by ASLS for use in Permitted Products. Unless otherwise stipulated in a Purchase order, no royalties are payable on sales of Cap Material by ASLS to Parlex.

      4.2 On or before the thirtieth (30th) day after the end of each fiscal quarter during the term of this Agreement, ASLS shall submit to Parlex a written report setting forth for such quarter (a) the total Net Sales of Cap Material solf be ASLS for use in Permitted Products; and (b) a computation of the royalties due. Simultaneously with the delivery of each such report, ASLS shall pay Parlex the amount of the royalties due Parlex in accordance with such report.

      4.3 On or before the thirtieth (30th) day after the end of each fiscal quarter during the term of this Agreement, each party shall submit to the other a written report setting forth for such quarter (a) the total Net Sales of Cap material sold by each party pursuant to Sections 3.3, 3.4, and 3.5, and (b) a computation of the royalties due. Simultaneously with the delivery of each such report, each party shall pay the other party the amount of the royalties due in accordance with such report.

      4.4 The parties shall maintain at their respective principal places of business accurate records and books of account in respect of the sales of Cap Material on which royalties are payable under this Agreement. The parties agree to make such records available for the inspection of an independent certified public accountant designated by one party and acceptable to the other, for the purpose of verifying, at the expense of the party requesting inspection, the accuracy of the amount of royalty payments hereunder.

_______________________
<F*> Confidential information has been omitted and filed separately with the
     Commission.

5.0  LITIGATION

      5.1 ASLS shall promptly notify Parlex of any written claim which is received regarding the scope or validity of Licensed Patents.

      5.2 Parlex shall have the sole responsibility for enforcement of any breach of the label license restrictions by customers of ASLS.

      5.3 In the event that any third party infringes any Licensed Patent, Parlex shall have the right at its own expense to bring an appropriate action against such infringer to cause such infringement to cease or negotiate appropriate settlement with such infringer. In the event Parlex shall fail so to do, after notice by ASLS to Parlex, ASLS shall have the right to discontinue payment of royalties hereunder until such time as Parlex causes the infringement to cease.

      5.4 In the event that any action is commenced by a third party which alleges that a Licensed Patent is invalid, Parlex shall have the right, but it shall not be obligated, to defend such action. If Parlex shall fail to defend such action, ASLS shall have the right to terminate this Agreement upon ten (10) days written notice to Parlex.

      5.5 To the knowledge of Parlex, Parlex represents that manufacture, use, and sale of Cap Material for fabrication of Permitted Products does not infringe any patents issued before the date of this Agreement.

      5.6 Parlex agrees to indemnify, defend and hold harmless ASLS against any claims by Samsung that the Agreement or any activities contemplated under the Agreement will violate or breach any provision of the license agreement previously granted by Parlex to Samsung. Parlex agrees to indemnify and hold harmless ASLS for damages or losses relating to claims of infringement of any patents based on the sale of Cap Material for the Fabrication of Permitted Products. Parlex's liability is limited to the maximum of royalties and license fees paid to Parlex by ASLS during the term of this Agreement.

6.0  CONFIDENTIALITY

      6.1 The parties will exchange information under this Agreement which is proprietary with the respective parties and which is considered to be confidential ("Confidential Information"). Such exchange of information ;will be governed by the following terms and conditions.

      Each party shall use the same degree of care as it uses with its proprietary information of a like nature to hold Confidential Information in strict confidence and shall not disclose the same to other without the prior written consent of the disclosing party during the term of this Agreement and for a period of five (5) years from the date this Agreement is terminated. Each party may disclose Confidential Information to its officers and employees who have a need to know and who have undertaken like obligations of confidentiality.

      Confidential Information shall not include any information which:
            (a) was in the public domain prior to disclosure, or thereafter comes into the public domain without any breach of any confidentiality obligation, or
            (b) was known by the receiving party prior to disclosure, as shown by written records;
or
            (c) was disclosed to the receiving party by a third party not in violation of any obligations of confidentiality from or through the disclosing party; or
            (d) is independently developed by the receiving party.

      Any combination of known information shall be within any of the foregoing exclusions only if the combination as such is within such exclusion.

      6.2 Neither Parlex nor ASLS shall use the name of the other for promotional or other purposes unless mutually agreed on.

      6.3 Neither party shall disclose the terms of this Agreement without the prior written consent of the other, however, either party may notify others of the fact that this agreement is in effect.

7.0  DISPUTES

      In the event of any dispute under this Agreement, such dispute will be resolved by final and binding arbitration held in Boston, Massachusetts under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration panel shall be composed of three (3) arbitrators, one of whom shall be appointed by each party and the third of whom shall be appointed b the two party-appointed arbitrators. The arbitration decision shall be enforceable in any court having jurisdiction over the applicable party or parties.

8.0  TERM AND TERMINATION

      8.1 This Agreement shall remain in force and effect for an initial term of three (3) years from the Effective Date and from year to year thereafter, provided either party may terminate on not less than ninety (90) days prior notice after the third anniversary of the Effective Date.

      8.2 In the event either party files a petition in bankruptcy, is adjudicated bankrupt, makes an assignment for the benefit of its creditors, secures appointment of a receiver for its assets or property, or otherwise becomes the subject of any bankruptcy, reorganization, insolvency or similar proceedings, the other party shall have the right to terminate this Agreement and all licenses and rights contained herein upon ten (10) days notice thereof.

      8.3 In the event of any substantial breach or default of this Agreement by either party, the other party may terminate this Agreement by notice of the breach or default, and this Agreement and all licenses and rights contained herein shall terminate sixty (60) days after each notice unless the breach or default shall have been cured within the sixty (60) day notice period. Failure by ASLS to meet the quality specifications, or delivery or pricing terms of the Supply Agreement, Schedule B, are a substantial breach or default of this Agreement.

      8.4 In the event that the Supply Agreement, Schedule B hereof is terminated, either party may terminate this Agreement upon thirty (30) days notice.

9.0  NOTICES

      All notices under this Agreement shall be in writing and shall be sent by electronic transmission (confirmed by courier or certified or registered mail), to the receiving party at the respective addresses set forth below or such other address as a party may specify by notice to the other.

      If to Parlex:

                  Parlex Corporation
                  145 Milk Street
                  Methuen, MA 01844 U.S.A.
                  Attention:  Peter J. Murphy
                              Executive Vice President

      If to ASLS:

                  AlliedSignal Laminate Systems, Inc.
                  230 North Front Street
                  P.O. Box 1448
                  La Crosse, WI 54602-1448
                  Attention:  Mark P. Bulriss
                              President

10.0  GENERAL PROVISIONS

      10.1 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts and applicable United States federal law.

      10.2 Nothing in this Agreement shall convey or imply any license or right by either party other than as expressly set forth in this Agreement.

      10.3 This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof, supersedes any prior understandings or agreements, and may not be varied or modified orally or other wise than by an instrument in writing duly executed by all of the parties.

      10.4 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.5 Any headings in the sections of this Agreement are inserted for Convenience only and shall not Constitute a part hereof for any purposes whatsoever.

      10.6 Parlex and ASLS shall be deemed at all times to be independent contractors and nothing contained herein is intended nor shall be construed for any purpose as creating the relation of employer and employee between Parlex and ASLS or of designating either party as an agent of the other.

      10.7 Parlex shall have no liability with respect to the manufacture and sale of Cap Material by ASLS, and nothing in this Agreement shall be construed to provide or imply any warranty by Parlex to ASLS or to customers of ASLS.

      10.8 ASLS shall have no liability to Parlex or its licensees with respect to the manufacture and sale of any products by Parlex or its licensees, and nothing in this Agreement shall be construed to provide or imply any warranty by ASLS to Parlex or its Licensees and customers.

      10.9 Parlex shall notify ASLS of the issuance of each patent resulting from the pending patent applications of the Licenses Patents and of the filing of any other patent applications related to Licensed Patents.

      10.10 This Agreement shall not be assignable by either party without the prior written permission of the other party.


      10.11 This Agreement is intended to settle disagreement between the parties regarding patent rights and to provide for development of markets for Cap material and Parlex product incorporating such products.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

                            PARLEX CORPORATION

                            By:  _______________________________
                                 Peter J. Murphy
                                 Executive Vice President


                            ALLIEDSIGNAL LAMINATE SYSTEMS INC.

                            By:  _______________________________
                                 Mark P. Bulriss
                                 President


                                 Schedule A

Docket No.      Title          Inventors      Issue Date      Status
---------------------------------------------------------------------

PAR-108AX       Multiple       D.McKenney     08/297.792      Pending
United States   Layer          R. Cyr         8/30/1994
div of xx       printed
Ref:            circuit
                boards and
                method of
                manufacture

PAR-108XX       Multiple       D.McKenney     08/110,437      Issued
United States   layer          R. Cyr         8/23/1993
REF:            printed                       5,362,534
Incorporates    circuit                       11/08/1994
PAR 109         boards and
                method of
                manufacture

PAR-108Xq999    Multiple       D.McKenney     PCT/US94/0      Pending
PCT             layer          R. Cyr         9495
REF:            printed                       8/23/1994
                circuit
                boards and
                method of
                manufacture


                                 Schedule B

                              SUPPLY AGREEMENT

      THIS AGREEMENT is effective May 5, 1995 ("Effective Date"), by and between Parlex Corporation, a corporation organized under the laws of Massachusetts, 145 Milk Street, Methuen, MA 01844 U.S.A. ("Buyer") and AlliedSignal Laminate Systems, Inc., a corporation organized under the laws of Delaware, 230 North Front Street, P.O. Box 1448, La Crosse, WI 54602-1448 (Seller).

      WHEREAS, Buyer desires to purchase all of its requirements for a copper layer having a C stage adhesive coating thereon over which a B stage adhesive coating is provided ("Cap Material") from Seller;

      WHEREAS, Seller wishes to supply Buyer with its requirements for Cap Material;

      NOW THEREFORE, in consideration of the premises and mutual obligations of the parties, the parties agree as follows:

      1.0  Purchase of Cap Material

      1.1  Subject to the terms and conditions set forth herein,       *.

      1.2 Buyer shall use its best efforts to promote Seller as a supplier of Cap Material to its licensees other than Seller.

      1.3 At Seller's option, Seller's sublicensees may supply a portion of Buyer and its licensees' requirements for Cap Material.

_______________________
<F*> Confidential information has been omitted and filed separately with the
     Commission.

      2.0  Price

      2.1 The Price for Cap Material for the first year of this Contract is set forth on Exhibit A.

      2.2 The prices identified in Exhibit A are based on Seller's manufacturing cost and the cost of purchased materials, services
(electricity, water, etc), and labor as a January 1, 1995.

_______________________
<F*> Confidential information has been omitted and filed separately with the
     Commission.

      From time to time after the first anniversary of the Effective Date, but no more frequently than once during any 12 month period, Buyer or Seller may initiate negotiations to adjust prices to recognize changes in Seller's costs. Seller will provide such data as may be reasonably requested by Buyer to substantiate any proposed price adjustment.

      2.3 Any proposed price adjustment must be submitted at least 45 days prior to the requested effective date. Price adjustments due to increases in manufacturing costs will be Seller's actual costs increases.

      3.0  Quality

      3.1 Cap Material shall meet the specifications attached hereto as Exhibit B.

      3.2 The parties may at any time mutually agree to change Exhibit B by written amendment. In the event such change results in increases or decreases in the cost of Seller's Cap Material, the parties will negotiate an appropriate price adjustment.

      4.0  Cap Material Notification

      4.1 Seller shall sell the Cap Material with the following label license notice which shall be conspicuously provided on Cap Material Packaging and literature in a manner reasonably acceptable to the parties. The notice language and placement may be changed only with the prior written approval of the parties.

      "This Cap Material is licensed by Parlex Corporation only for use in fabricating flat multi-layer printed circuit boards which are not designed nor intended to be bent more than 15', but excluding flat products using aluminum base plates for automotive applications. Bending in excess of 15' for installation only shall be permitted. Purchaser should contact Parlex Corporation if printed circuit boards are to be fabricated with this Cap Material which would be bent more than 15', or are for flat products using aluminum base plates for automotive applications." Bending in excess of 15' for installation only shall be permitted. Purchaser should contact Parlex Corporation if printed circuit boards are to be fabricated with this Cap Material which would be bent more than 15', or are for flat products using aluminum base plates for automotive applications."

      5.0  Duration

      5.1 The term of this Agreement shall commerce on the Effective Date and shall continue for a term of three (3) years and remain in effect for so long as the License Agreement between the parties.

      6.0  Disputes

      6.1 In the event of any dispute under this Agreement, such dispute will be resolved by final and binding arbitration held in Boston, Massachusetts under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration panel shall be composed of three
(3) arbitrators, one of whom shall be appointed by each party and the third of whom shall be appointed by the two party appointed arbitrators. The arbitration decision shall be enforceable in any court having jurisdiction over the applicable party or parties.

      7.0  Miscellaneous

      7.1 All notices hereunder shall be in writing and either delivered or mailed by first-class mail, postage pre-paid, or sent by telecommunications equipment (including, without limitation, the use of a telecopier or word processing equipment) addressed to:

            Parlex Corporation
            145 Milk Street
            Methuen, MA 01844

            AlliedSignal Laminate Systems Inc.
            230 North Front Street
            La Crosse, WI 54602-1448
            Attn:  President

or at such other address or addresses as Buyer shall have furnished in writing to Seller.

      7.2 The General Terms and Conditions of this Agreement are set out in Exhibit C hereto and made a part hereof. Any conflict between the terms of this Agreement and the terms of Exhibit C will be controlled by the former.

      IN WITNESS WHEREOF, the parties hereto have entered into and executed this Agreement as of the day and year first set forth above.

PARLEX CORPORATION             ALLIEDSIGNAL LAMINATE SYSTEMS INC.


By: ___________________        By: ____________________

Peter J. Murphy                Mark P. Bulriss
Executive Vice President       President


                                  Exhibit A

                                   PRICE*


                            Actual          Target         Target
                            Year 1          Year 2         Year 3
-----------------------------------------------------------------

1 Ounce                     *               *              *
Half Ounce                  *               *              *

<F*>  Base Price -- actual prices billed to Parlex for Parlex use with no royalty payable on sales of Cap material by ASLS to Parlex.


<F*>  Pricing in Year 2 and Year 3 will not be adjusted until
      Parlex shall purchase following minimum quarterly amounts during Year 2 and Year 3.

                              Half Ounce Year 2

                                      *

                               1 Ounce Year 2

                                      *

                               1 Ounce Year 3

                                      *


_______________________
<F*> Confidential information has been omitted and filed separately with the
     Commission.